SURRENDER AGREEMENT

THIS AGREEMENT ("Agreement") made this 30 day of October 2020, by and between ROZA 14W LLC ("Owner"), and Thestreet.com, Inc. & Maven Coalition, Inc. ("Tenant").

W I T N E S S E T H:

WHEREAS, Tenant occupied certain interior space ("Premises") pusuant to that certain Lease entered into amongst Owner's predecessor-in-interest W12/14 Wall Acquisition Asscoaites LLC and THESTREET.COM, INC. dated in or about July 1999 which was amended thereafter ("Lease"), located at 14 Wall Street, New York, NY 10005 ("Building"), and Owner is the owner and landlord of the Building; and

WHEREAS, Tenant wishes to confirm its surrender and vacatur of the Premises in exchange for the consideration described below and Owner agrees to accept Tenants surrender of the Premises in exchange for the consideration described below.

NOW, THEREFORE, in consideration for good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Effective as of the date of the execution of this Agreement, Tenant surrenders all legal right, title and interest in and to the Premises. Tenant further confirms that it has already surrendered and vacated the Premises and that any property remaining shall be deemed abandoned and Owner may dispose of same with no liability. Owner hereby confirms that it has accepted Tenant's surrender of the Premises in its current "as-is" condition and notwithstanding anything to the contrary contained in the Lease, Tenant shall have (i) no obligation to remove any existing improvements, alterations or personal property from the Premises and (ii) no obligation to restore the Premises to its condition existing prior to the performance of any such improvements or alterations.

2. Tenant agrees and acknowedlges that the balance of rent and additional rent due to Owner is $1,739,625.70 ("Arrears"). Owner acknowledges and agrees that, except for the Arrears, Tenant has no other liability to Owner under the terms and conditions of the Lease.

3. Upon execution of this Agreement by Tenant, Owner is hereby authorized to draw down $500,000.00 from the Security Deposit which shall be applied towards the Arrears leaving a balance of $1,239,625.70 in Arrears. Owner hereby agrees that, notwithstanding anything to the contrary contained in the Lease, it will not charge Tenant any late fee, interest charge or any other fee, penalty or charge whatsoever in connection with the Arrears.

4. Tenant shall pay to Owner the Arrears balance of $1,239,625.70 as follows :

a. $68,868.10 on or before January 1, 2021; and

b. $68,868.10 on or before February 1, 2021; and

c. $68,868.10 on or before March 1, 2021; and

d. $68,868.10 on or before April 1, 2021; and

e. $68,868.10 on or before May 1, 2021; and

f. $68,868.10 on or before June 1, 2021; and

g. $68,868.10 on or before July 1, 2021; and

h. $68,868.10 on or before August 1, 2021; and

i. $68,868.10 on or before September 1, 2021; and

j. $68,868.10 on or before October 1, 2021; and

k. $68,868.10 on or before November 1, 2021; and

l. $68,868.10 on or before December 1, 2021; and

m. $68,868.10 on or before January 1, 2022; and

n. $68,868.10 on or before February 1, 2022; and

o. \$68,868.10 on or before March 1, 2022; and

p. \$68,868.10 on or before April 1, 2022; and

q. \$68,868.10 on or before May 1, 2022; and

r. \$68,868.10 on or before June 1, 2022; and

5. In the event that the Tenant does not comply with the terms of this Agreement, provided such failure continues for ten (10) days after notice thereof is received by Tenant, then, in such event, Tenant shall be liable to Owner for all of Owner's reasonable attorneys' fees, costs and its actual out-of-pocket disbursements in connection with the enforcement of the terms of this Agreement.

6. Furthermore, in the event of any default by Tenant pursuant to the terms of this Agreement, provided such default continues for ten (10) days after email notice to Tenant at legal@maven.io, Owner shall have the right to file the attached Affidavit of Confession of Judgment without further notice to Tenant, provided that the "Judgement Sum", as defined therein, shall be subject to reduction by any sums paid by Tenant under the terms of this Agreement.

7. Tenant agrees and recognizes that the terms of this Agreement are of a proprietary and confidential nature to the Owner and that, consequently, Tenant at any time now or in the future, will not divulge any of the terms of this Agreement to any individual or entity, unless Tenant is compelled to do so pursuant to the order of a court of competent jurisdiction or valid subpoena. Notwithstanding the foregoing, Tenant may divulge the terms of this Agreement to its officers, directors, agents, contractors, employees, attorneys, accountants and other representatives who have a need to know the terms of this Agreement.

8. In the event that the Tenant, at any time now or in the future, is in breach of the provisions of this Agreement, provided such breach continues for ten (10) days after email notice

thereof to Tenant at legal@maven.io, Owner shall have the right to commence an action seeking injunctive relief and Owner shall be entitled to an award of reasonable attorneys' fees and that such an award, if the Owner so elects, can be employed to reduce, in whole or in part, any sums due hereunder or entered against Tenant and enforced as a judgment, as the case may be.

9. Tenant warrants and represents that (a) Tenant is the only entity with any rights or claims to the Premises, (b) Tenant is unaware of any other person and/or entity having any rights to or claims against the Premises, and (c) Tenants has the full authority and power to enter into this Agreement and to surrender any and all right, title and interest thereto.

10. To the fullest extent permitted by law, Owner and Tenant hereby waive any and all rights of review by any and all tribunal(s) in connection with any and all aspects of the Tenants' occupancy of the Premises.

11. Upon the mutual execution and delivery of this Agreement by Owner and Tenant, Owner on behalf of itself, and any and all persons, firms, corporations or other entities claiming by, through or under either or both of them and on behalf of their respective employees, heirs, successors and assigns, shall be deemed to hereby release Tenant, its guarantors, shareholders, directors, officers, and their respective employees, heirs, successors and assigns from and against any and all claims, liabilities, obligations, causes of action, damages, costs and expenses relating directly or indirectly to the Premises and/or arising directly or indirectly under the Lease, other than and specifically excluding Tenant's obligation to pay the Arrears balance to Owner in accordance with Paragraph 4 hereof.

12. It is specifically understood and agreed by and between the parties that the within Agreement is the result of negotiations between the parties, such that both parties shall be deemed

to have drawn this document in order to avoid any negative inference by any court as against the preparer of the document.

13. The covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, assigns, executors, administrators and successors-in-interest.

14. This Agreement supersedes and revokes all previous negotiations, arrangements, letters of intent, representations, and information conveyed, whether oral or in writing, between the Owner and Tenant or their respective representatives or any other person purporting to represent the Owner and Tenant as otherwise provided in this Agreement.

15. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Owner and Tenant unless in writing and signed by the parties against whom enforcement of the alteration, amendment, change or addition is sought.

16. Tenant warrants and represents that Tenant has consulted with counsel, understands all the terms and conditions set forth herein, and does voluntarily agree to all the terms and conditions.

17. No breach of this Agreement is deemed diminimus and all payments shall be "time is of the essence".

18. This Agreement shall be governed by New York State law.

19. This Agreement may be executed in separate parts and facsimile or electronic (pdf) signatures shall be acceptable and binding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ROZA 14W LLC ("Owner")

By: Steve Pickard, Manager

Thestreet.com, Inc. & Maven Coalition, Inc. ("Tenant")

By: ANDREW KRAFT, COO

STATE OF ~~NEW YORK~~) New Jersey
COUNTY OF ~~NEW YORK~~) Somerset

On 11/3/2020 before me personally came Andrew Q Kraft and known to me to be the individuals described in and who executed the within document and who duly acknowledged to me that this individual executed the same.

Notary Public

ANH THO TRAN
Notary Public - State of New Jersey
My Commission Expires Apr 8, 2024